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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Franklin Bank Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

April 10, 2007

Dear Stockholder,

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Franklin Bank Corp., which will be held on May 10, 2007 at 9:00 a.m., local time, at the Hilton Houston Westchase Hotel, 9999 Westheimer Road, Houston, Texas.

Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common stock be represented at the meeting. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Voting by the Internet or telephone is fast and convenient. By using the Internet or telephone, you help Franklin Bank Corp. reduce the cost of postage.

On behalf of the Board of Directors and the management of Franklin Bank Corp., I extend our appreciation for your continued support.

Sincerely yours,

Lewis S. Ranieri
Chairman

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2007

To our stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Franklin Bank Corp. will be held at the Hilton Houston Westchase Hotel, 9999 Westheimer Road, Houston, Texas, on Thursday, May 10, 2007, beginning at 9:00 a.m. (local time), for the following purposes:

(1) To elect three Class I directors to the Board of Directors, each to serve for a three-year term;

(2) To ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 26, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and number of shares registered in the name of each stockholder, will be made available to any stockholder, for any purpose germane to the meeting, during the meeting and for ten days prior to the meeting, at the Company’s principal place of business during ordinary business hours.

You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, please be sure your shares are represented at the meeting by following the instructions on the enclosed proxy card to vote your shares over the Internet, by telephone or by mailing a traditional proxy card.

By Order of the Board of Directors,

Darlene Tregre
Secretary

Houston, Texas
April 10, 2007

To ensure your shares are represented at the meeting, please follow the instructions on the enclosed proxy card to vote your shares over the Internet or by telephone or complete, date, sign and return the enclosed proxy in the accompanying envelope. No additional postage is necessary if the proxy is mailed in the United States. Regardless of your method of voting, your proxy is revocable at any time before it is voted at the meeting and will be deemed revoked by voting in person at the meeting.

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FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

April 10, 2007

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 10, 2007

ABOUT THE MEETING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Bank Corp. for use at the Annual Meeting of Stockholders to be held at the Hilton Houston Westchase Hotel, 9999 Westheimer Road, Houston, Texas, on Thursday, May 10, 2007, beginning at 9:00 a.m. (local time), and any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice. This Proxy Statement, the Notice and the enclosed form of proxy are being sent to stockholders on or about April 10, 2007. References in this Proxy Statement to “we,” “us,” “our” and the “Company” are to Franklin Bank Corp., and references to “the Bank” are to our subsidiary, Franklin Bank, S.S.B.

What is the purpose of the meeting?

At the meeting, stockholders will act upon the election of directors, the ratification of our independent auditors and any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

Holders of common stock of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting. As of March 26, 2007, there were 23,614,379 shares of common stock, $.01 par value per share, issued, outstanding and entitled to vote at the meeting and any adjournment or postponement thereof.

What are the voting rights of stockholders?

Each share of common stock is entitled to one vote on all matters that may properly come before the meeting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. (local time), and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Because only holders of record are entitled to vote, if you hold shares in street name, only your broker may vote your shares.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Shares of common stock represented by a properly signed and returned proxy will be counted as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

How do I vote?

Stockholders entitled to vote may do so by attending the meeting and, if they are holders of record, voting at the meeting in person. Stockholders entitled to vote also may cast their votes over the Internet, by telephone, or by mail. If you vote over the Internet or by telephone, you will be required to provide the control number contained on your proxy card. Please follow the instructions on the enclosed proxy card regarding Internet and telephonic voting. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares over the Internet or by telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name. Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone. The granting of proxies electronically is permitted by Section 212(c)(2) of the Delaware General Corporation Law and Section 1.6 of the Bylaws of the Company.

If a proxy is properly received, the shares represented thereby will be voted in accordance with the directions set forth therein. If, for whatever reason, a proxy has been properly received by the Company but no direction has been made with respect to a particular proposal and such proxy has not been revoked, such proxy, with respect to proposals for which no direction was made, will be voted FOR the proposed slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

May I revoke my proxy?

Yes. You have the right to revoke your proxy at any time before the annual meeting by:

•	voting electronically over the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time the day before the annual meeting;

•	delivering a written notice to the Secretary of the Company at any time before the proxy is voted at the meeting; or

•	attending the annual meeting and voting in person.

What are the recommendations of our Board of Directors?

Our Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	FOR the election of the nominated slate of directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2007.

What vote is required to approve each item?

With respect to the approval of each of the nominees for director, the Company’s Bylaws provide that the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote at a meeting where a quorum is present is required to elect a director. Consequently, any shares represented by proxies that are marked “withhold” will have no impact on the election of directors.

With respect to the ratification of the appointment of our independent auditors, the Company’s Bylaws provide that the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on, and voting for or against, such matter at a meeting where a quorum is present will be required for approval. Thus, abstentions and broker-dealer “non-votes” will have no impact on the ratification of our independent auditors.

How will the votes be tabulated?

Votes will be tabulated by an Inspector of Election appointed by the Company.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

Who pays the cost of soliciting proxies?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or other employees of the Company who will not be specially compensated for such solicitation. Proxies will be solicited in person or by telephone, facsimile or other electronic means. We have engaged The Bank of New York to assist us in the distribution and solicitation of proxies. We have agreed to pay a fee of $5,000 plus expenses for these services. In accordance with the regulations of the Securities and Exchange Commission, which we refer to in the Proxy Statement as the “Commission,” and the NASDAQ Global Select Market, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of common stock as of the record date.

How can I find more information about the Company?

We file annual, quarterly and periodic reports and other information with the Commission. You may read and copy any of these documents at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. Copies of the material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Our filings also are available to the public at the Commission’s web site at http://www.sec.gov. We are listed on the NASDAQ Global Select Market. Reports and other information concerning us may be inspected at the NASDAQ’s offices at 1735 K Street, N.W., Washington, D.C. 20006. We trade under the ticker symbol “FBTX.” We will furnish without charge to each person solicited, upon written request, a copy of our annual report on Form 10-K, including financial statements and schedules but excluding exhibits. Copies of exhibits will be furnished upon payment of our expenses. You may request a copy of our filings by contacting our Investor Relations Department, c/o Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042.

OWNERSHIP OF COMMON STOCK

Based solely upon information furnished to us or filed with the Commission, the following table sets forth certain information about the beneficial ownership of our common stock, including the percentage of total shares outstanding, as of March 26, 2007, by:

•	each person who is known by us to beneficially own more than five percent of our common stock;

•	each of our directors and nominees for director;

•	each of our chief executive officer, our chief financial officer, our other named executive officers and other select executive officers; and

•	all executive officers and directors as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. You should keep the following in mind as you read the information in the table:

•	The amount and percentage of our common stock beneficially owned by a holder are reported on the basis of the regulations of the Commission that govern the determination of beneficial ownership of securities. Under these regulations, a person or group of persons is deemed to be a “beneficial owner” of a security if that person or group has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person or group of persons is also deemed to be a beneficial owner of any securities with respect to which that person or group has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same security and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

•	The percentage of our common stock beneficially owned is based on 23,614,379 shares of our common stock outstanding as of March 26, 2007, and shares of our common stock deemed outstanding pursuant to the definition of beneficial ownership in the preceding paragraph. These shares are deemed to be outstanding when computing the percentage of ownership of each person or group of persons referred to above, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned	Shares

Dimensional Fund Advisors LP(2)	1,926,547	8.2
NWQ Investment Management Company, LLC(3)	1,367,925	5.8
Barclays Global Investors, NA(4)	1,255,389	5.3
Lewis S. Ranieri(5)	983,641	4.1
William B. Rhodes(6)	705,090	3.0
Anthony J. Nocella(7)	443,627	1.9
David M. Golush(8)	130,439	*
Robert A. Perro(9)	157,213	*
Michael Davitt(10)	109,229	*
Russell McCann(11)	111,573	*
Glenn E. Mealey(12)	100,432	*
Daniel E. Cooper(13)	92,858	*
John B. Selman(14)	79,250	*
Jan Scofield(15)	30,331	*
Lawrence Chimerine, Ph.D.(16)	36,370	*
Alan E. Master(17)	34,348	*
Max Epperson(18)	28,300	*
James A. Howard, C.P.A.(19)	24,550	*
Russell Workman(20)	18,426	*
Andy Black(21)	8,188	*
David Jones	5,000	*
All executive officers and directors as a group (18 persons) (22)	3,098,865	12.5

*	Less than 1%

(1)	The address of each of our directors and officers is c/o Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042.

(2)	The information concerning Dimensional Fund Advisors LP, or Dimensional, is based solely on information contained in its Schedule 13G filed with the Commission. Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, with its principal business address located at 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional has sole voting and disposition power with respect to the shares reported in the table.

(3)	The information concerning NWQ Investment Management Company, LLC, or NWQ, is based solely on information contained in its Schedule 13G filed with the Commission. NWQ is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, with its principal business address located at 2049 Century Park East, 16th Floor, Los Angeles, California 90067. NWQ has sole voting and disposition power with respect to the shares reported in the table.

(4)	The information concerning Barclays Global Investors, NA, or Barclays, is based solely on information contained in the Schedule 13G it and its group members filed with the Commission. Barclays is a bank with its principal business address located at 45 Fremont Street, San Francisco, California 94105. Barclays holds the shares reported in the table in trust accounts for the economic benefit of the beneficiaries of those accounts and has sole voting and disposition power with respect to such shares.

(5)	Includes 165,300 shares issuable upon exercise of presently exercisable options transferred to Mr. Ranieri by Ranieri & Co. in 2003, and 17,100 shares issuable upon exercise of presently exercisable options held by Ranieri & Co. Also includes 34,000 shares issuable upon exercise of options held by Mr. Ranieri that are exercisable currently or within 60 days. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(6)	Includes 33,600 shares held by The T&T Master Limited Partnership, of which a company controlled by Mr. Rhodes is the general partner. Also includes 77,472 shares held by each of the Tesha Ella Insko Trust and the Megan E. Insko Trust, which are trusts established for the benefit of Mr. Rhodes’ daughter Tesha Ella Insko and granddaughter Megan E. Insko. Also includes 77,472 shares held by each of the Tina G. Ehrlich Trust, the William G. Bolling Trust and the Ashley N. Bolling Trust. A member of Mr. Rhodes’ immediate family is co-trustee of the William G. Bolling Trust and the Ashley N. Bolling Trust. Mr. Rhodes is not the trustee of any of these trusts, but holds a proxy to vote such shares pursuant to loans to these trusts. Also includes 22,000 shares issuable upon exercise of options held by Mr. Rhodes that are exercisable currently or within 60 days.

(7)	Includes 98,648 shares held by the Anthony & Ruth Nocella Family Partnership L.P., a limited partnership controlled by Mr. Nocella, 57,000 shares issuable upon exercise of presently exercisable options transferred by Ranieri & Co. to the Anthony & Ruth Nocella Family Partnership in 2003, and 212,000 shares issuable upon exercise of options held by Mr. Nocella that are exercisable currently or within 60 days. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(8)	Includes 60,000 shares issuable upon exercise of presently exercisable options transferred in 2003 by Ranieri & Co. to JRDJ Associates, LLC, a limited liability company managed by Mr. Golush. Also includes 19,000 shares issuable upon exercise of options that are exercisable currently or within 60 days. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(9)	Includes 108,300 shares issuable upon exercise of presently exercisable options transferred by Ranieri & Co. to Mr. Perro in 2003 and 22,000 shares issuable upon exercise of options that are exercisable currently or within 60 days. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(10)	Includes 78,300 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(11)	Includes 81,283 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(12)	Includes 78,783 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(13)	Includes 78,783 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(14)	Includes 55,000 shares held by Austin Trust Company, Successor Trustee for John B. Selman Rollover IRA and 22,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(15)	Includes 17,200 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(16)	Includes 22,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(17)	Includes 22,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(18)	Includes 25,800 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(19)	Includes 19,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(20)	Includes 6,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(21)	Includes 6,000 shares issuable upon exercise of options that are exercisable currently or within 60 days.

(22)	Includes 1,173,849 shares issuable upon exercise of options held by officers and directors that are exercisable within 60 days.

GOVERNANCE OF THE COMPANY

Committees of Our Board of Directors

Our Board of Directors has established three standing governance committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A brief description of these committees is set forth below.

Audit Committee.  Our Audit Committee is appointed by our Board of Directors to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee.

Pursuant to the charter of the Audit Committee, the Audit Committee consists of at least three directors who meet the independence and experience requirements of the NASDAQ (our common stock is listed on the NASDAQ Global Select Market), and the federal securities laws. The members of our Audit Committee, Dr. Chimerine and Messrs. Golush, Howard, and Master with Mr. Howard serving as Chair, all satisfy the applicable independence requirements.

The full text of the Audit Committee’s charter was included in our proxy statement relating to our 2004 annual meeting of stockholders, and is available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Commission.

Compensation Committee.  Our Compensation Committee is appointed by our Board of Directors to review and recommend policy relating to compensation and benefits of our directors and employees, and to be responsible for determining the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, its performance and that of its members, including compliance of the Compensation Committee with its charter. The Compensation Committee is also responsible for producing the annual report on the compensation discussion and analysis required to be included in our annual proxy materials under the federal securities laws.

Pursuant to the charter of the Compensation Committee, the Compensation Committee consists of at least three directors who meet the independence requirements of the NASDAQ and applicable standards of independence prescribed for purposes of any federal securities, tax and other laws relating to the Committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The members of the Compensation Committee, Dr. Chimerine and Messrs. Master and Rhodes, with Dr. Chimerine serving as Chair, all satisfy the applicable independence requirements.

The Compensation Committee’s charter was amended on March 8, 2007. The full text of the Compensation Committee’s charter, as amended, is attached to this Proxy Statement as Appendix A, and is also available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Commission.

Nominating and Corporate Governance Committee.  Pursuant to the charter of the Nominating and Corporate Governance Committee, the Committee must consist of at least three directors who meet the NASDAQ independence requirements and any standards of independence as may be prescribed under the federal securities laws relating to the Committee’s duties and responsibilities. The members of our Nominating and Corporate Governance Committee, Dr. Chimerine and Messrs. Master and Rhodes, with Mr. Master serving as Chair, all satisfy the applicable independence requirements. Our Nominating and Corporate Governance Committee is appointed to assist our Board of Directors in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The Committee seeks to accomplish this goal by, among other things, assisting our Board of Directors in identifying individuals qualified to become Board members, recommending to our Board of Directors the director nominees for the next annual meeting of stockholders, reviewing the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis, recommending to our Board of Directors corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that the guidelines and the Committee’s charter remain consistent with sound corporate governance practices and with any legal, regulatory or NASDAQ requirements, and leading our Board of Directors in its annual review of Board performance.

The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors at an annual or special meeting if the names of such persons are submitted within the time periods and in accordance with the procedures established in our Bylaws governing nominations by stockholders to be made at such meetings. Section 2.4 of our Bylaws, which is available in the corporate governance section of our Internet website, at www.bankfranklin.com, provides a procedure by which stockholders may make director nominations at an annual or special meeting of the stockholders. These procedures are designed to provide for the orderly consideration of nominees at meetings of stockholders, and so require stockholders desiring to make such nominations to provide notice of such intention, accompanied by biographical information about the proposed nominee and information confirming the stockholder’s share ownership, to the Secretary of the Company in advance of the meeting.

In order to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a potential nominee at an annual meeting of stockholders, the proposing stockholder must deliver notice in writing to the Secretary of the Company at its principal office not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. The Bylaws provide a similar advance notice procedure to be followed with respect to special meetings. The stockholder’s notice to the Company must be accompanied by the information required to be disclosed about the nominee in a proxy statement prepared in accordance with the federal securities laws. In addition, it must be accompanied by a notarized affidavit from the nominee to the effect that (1) the nominee is eligible for election as a director, (2) if elected the nominee will serve, and (3) the nominee understands that, as a director of the Company, the nominee will owe a fiduciary duty to the Company and its stockholders. The notice must also be accompanied by written evidence establishing that the stockholder is a stockholder of record of the Company and identifying the name, address, number of shares beneficially owned by the stockholder and certain other information specified in Section 2.4 of our Bylaws.

Under its charter, the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying individuals qualified to become Board members. The Nominating and Corporate Governance Committee has developed formal processes for identifying and evaluating potential nominees for director and criteria for Board membership. The Committee believes that members of the Company’s advisory board may constitute a source of potential nominees.

The Committee intends to utilize the processes and criteria it has developed, when identifying potential nominees for director, utilizing the factors identified in the Company’s Corporate Governance Guidelines and considering the needs of the Company and input from existing directors and other sources as appropriate.

The Committee’s formal process for identifying and evaluating potential nominees for director utilizes a non-exclusive list of factors to be considered in assessing the qualifications of potential board members, including age, diversity, skills, experience and whether they would satisfy applicable definitions of independence. The Nominating and Corporate Governance Committee has established the following minimum criteria to be utilized in evaluating new director candidates:

•	Directors should possess personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders and other constituencies.

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company.

•	Each director should have relevant experience and expertise and be able to add value and offer advice and guidance to the Chief Executive Officer based on that experience and expertise.

•	Directors should have current knowledge and contacts in the Company’s industry and other industries relevant to the Company’s business, ability to work with others as an effective group and ability to commit adequate time as a director.

•	A substantial majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent the interests of the Company’s stockholders and other constituencies.

•	Each director should have the ability to exercise sound business judgment.

•	Directors should be selected so that the Board of Directors is a diverse body reflecting gender, ethnic background, professional experience, current responsibilities, and community involvement.

These factors would be considered in evaluating any nominee recommended by a stockholder. In addition, the Nominating and Corporate Governance Committee believes that the ability to work constructively in a collaborative environment is a quality necessary for the effective functioning of a director. The Nominating and Corporate Governance Committee may choose not to consider or nominate a candidate proposed by a stockholder if no vacancy exists on the Board of Directors and the Committee does not perceive a need to increase the size of the Board.

The full text of the Nominating and Corporate Governance Committee’s charter and the related Corporate Governance Guidelines were included in our proxy statement relating to our 2004 annual meeting of stockholders, and are available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Commission.

Independence

Dr. Chimerine and Messrs. Golush, Howard, Master, Rhodes and Selman, constituting a majority of the members of our Board of Directors, satisfy the NASDAQ requirements for independence.

Communications with Board of Directors

Stockholders who wish to communicate with the Board of Directors may submit their communications in writing, addressed to the Board of Directors or a particular member of the Board, c/o Corporate Secretary, Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042. Communications submitted by stockholders will be reviewed by the Company to ensure they relate to the business of the Company. Communications determined not to relate to the business of the Company, or which are frivolous, offensive or otherwise inappropriate for consideration by the Board of Directors, will not be forwarded to the Board of Directors.

The procedure to be followed in communicating with the Company’s Board of Directors has been included in the corporate governance section of the Company’s Internet website, at www.bankfranklin.com. The Company is continuing to evaluate the efficacy of this procedure, and may modify it if circumstances require. Any modifications to the procedure will be posted promptly in the corporate governance section of the Company’s Internet website. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Commission.

Attendance at Meetings

During 2006, the Board of Directors met 8 times, and there were 33 governance committee meetings (16 for the Audit Committee, 15 for the Compensation Committee, and 2 for the Nominating and Corporate Governance Committee). Each director attended all of the meetings of the Board of Directors and all meetings of the committees on which he served. Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we encourage them to attend, and each director serving at the time of our 2006 annual meeting of stockholders attended such meeting.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other report filed or furnished under the Securities Act of 1933, as amended, which we refer to in this Proxy Statement as the “Securities Act,” or the Securities Exchange Act of 1934, as amended, which we refer to in this Proxy Statement as the “Exchange Act,” except to the extent we specifically incorporate this Report by reference therein.

The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s audit function and independent auditors; and

•	the compliance by the Company with legal and regulatory requirements.

The Audit Committee met 16 times during 2006.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent auditors the audited financial statements prior to their issuance. These reviews included discussion with Deloitte & Touche LLP, the independent auditors, of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, the Audit Committee on March 8, 2007 recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Commission.

Members of the Audit Committee

James A. Howard, Chair
Lawrence Chimerine, Ph.D.
David M. Golush
Alan E. Master
March 26, 2007

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Directors, composed of Dr. Chimerine and Messrs. Master and Rhodes (the “Compensation Committee”), oversees our compensation programs. Consistent with the listing requirements of the NASDAQ, the Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. Each year we review any and all relationships that each director may have with us and the Board of Directors subsequently reviews our findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with us.

Pursuant to its Charter, the Compensation Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs for our directors, executive officers and other employees, and is responsible for determining the compensation of our Chief Executive Officer and other executive officers. Our compensation programs include programs in which our Chief Executive Officer, Chief Financial Officer and the other officers named in the Summary Compensation Table, who in this Proxy Statement we refer to together as the “Named Executive Officers”, participate. Our compensation programs also include programs in which other persons who are executive officers, who in this Proxy Statement we refer to as “Executive Officers” and which includes the Named Executive Officers, and employees generally, participate. In the following section of this Proxy Statement under the caption “Additional Information Regarding Executive Compensation” you will find specific information about compensation earned or paid during 2006 to our Named Executive Officers.

The Compensation Committee makes the determinations regarding the issuance of stock options, awards of restricted stock and grants of other benefits under our cash and stock incentive plans. The Compensation Committee does not coordinate the timing of equity award grants with the release of material non-public information. The Compensation Committee reviews and evaluates, at least annually, its performance and that of its members, including compliance of the Compensation Committee with its Charter. The Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or executive compensation and has sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee is also responsible for preparing the annual report on executive compensation required to be included in our annual proxy materials under the federal securities laws. The amended charter of our Compensation Committee is attached to this proxy statement as Appendix A, and you may review it on our website at www.bankfranklin.com.

Compensation Philosophy and Objectives

The primary goals of the Compensation Committee of our board of directors with respect to executive compensation are to:

•	attract and retain the most talented and dedicated executives possible;

•	tie annual and long-term cash incentives to achievement of specified performance objectives; and

•	align executive management incentives with stockholder value creation.

To achieve these goals, the Compensation Committee seeks to maintain compensation plans that tie a substantial portion of the overall compensation of the Executive Officers to key strategic goals such as the growth of our Texas community banking franchise and our commercial lending business, as measured by metrics such as earnings per share, the increase in community banking deposits and the increase in commercial loan balances, while maintaining a targeted efficiency ratio. The Compensation Committee also considers generally our overall performance using customary quantitative performance measures such as return on average assets, return on average equity and asset quality, as well as qualitative measures included in our business plan such as success in our transition toward a commercial bank and the development of our relationship-driven sales effort. The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in banking, while taking into account our size, strategic goals and other unique characteristics.

The financial services industry is highly competitive, and many of our competitors are larger and offer more lucrative executive compensation packages than we currently provide. Consequently, attracting and retaining qualified Executive Officers, directors and other employees is a principal objective of our compensation program, especially in the rapidly consolidating Texas market. While recognizing that no peer group is a perfect match, in order to offer a competitive package the Compensation Committee targets total compensation for our management to be in the 75th percentile for comparable positions in banks that it considers to be sufficiently similar to provide a meaningful comparison.

The Compensation Committee believes that the total compensation of our executives and members of our Board of Directors should include short-, intermediate- and long-term components, utilizing cash and equity elements, some of which should be based on individual and business unit performance and others based on our overall Company performance, including stock appreciation. However, the Compensation Committee has not adopted any fixed percentage relationship among these items, believing the relative mix of these items may change over time, and retaining the flexibility to modify the proportions from year to year. The Compensation Committee believes that cash bonuses, a portion of which are based on individual and business unit performance, are effective to attract and retain executives over short- and intermediate-term periods. Over longer periods, the Compensation Committee believes that equity-based compensation provides a strong retention incentive. However, the Compensation Committee has not established any policies requiring or recommending any minimum level of ownership of our securities, or any policies designed specifically to regulate hedging the economic risks of such ownership, by our Executive Officers.

During 2006, the Compensation Committee implemented a two-part compensation strategy with the objective of fostering consistent, sustained earnings growth and the retention of key management personnel and directors. This strategy has been implemented through the use of longer-term cash-and equity-based incentive award opportunities as a means of focusing the attention of the Executive Officers, other key management personnel and the directors on achieving above average earnings growth on a consistent, sustained basis. To further the objectives of sustained earnings growth and retention of key management personnel, the following steps were taken during 2006:

•	the Compensation Committee adopted the Franklin Bank Corp. Key Employee Intermediate-Term Incentive Plan; and

•	the Compensation Committee awarded restricted stock having extended cliff vesting requirements to key employees and directors.

These actions are discussed in more detail below under the caption “— Elements of Our Compensation Program.”

Elements of Our Compensation Program

The Compensation Committee believes that the total compensation and benefits program for our Executive Officers should consist of the following elements:

•	base salaries;

•	annual cash bonuses;

•	intermediate-term cash bonuses;

•	long-term incentive compensation;

•	retirement benefits; and

•	perquisites.

The Compensation Committee believes that the flexibility afforded by having a variety of forms of compensation available enhances our ability to attract and retain qualified personnel. In evaluating overall compensation, the Compensation Committee considers the total amount of compensation paid and to be paid under the various forms of compensation.

Base Salaries

Base salaries for our Executive Officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other comparable companies for similar positions. Generally, we believe that executive base salaries should be targeted near the 75th percentile of the range of salaries for executives having similar positions and responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2007, this review was accomplished in the fourth quarter of 2006.

The compensation of our Executive Officers is measured using a peer review analysis provided to us by Administaff Companies, II, L.P., which we refer to in this Proxy Statement as “Administaff,” to benchmark all executive and management positions. We compare base compensation to benchmarks provided by Administaff by job grade for each position. In addition, the Compensation Committee reviews on an ad hoc basis compensation surveys published by consulting firms and trade associations and compares compensation information reported in such surveys to the compensation paid to our Executive Officers. During 2006, the Compensation Committee engaged Strategic Compensation Planning, Inc. to provide compensation data and analysis for executives in comparable positions at banks having financial performance measures similar to ours for use by the committee in evaluating our Chief Executive Officer’s compensation. This information was considered along with the other information mentioned under the caption “— Compensation Philosophy and Objectives.” Compensation paid to our directors is measured using the Bank Director’s and America’s Community Banker survey that compares the size of the bank, its geographic location and status as a public company.

Discretionary Annual Cash Bonuses

The Compensation Committee has the authority to award discretionary annual bonuses to our Executive Officers. The annual incentive bonuses are intended to compensate these officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic and financial factors such as raising capital, improving our results of operations and launching new product lines (such as cash management and commercial lending) statewide.

Our discretionary annual bonus is paid in cash in a single installment in the first quarter following the completion of a given fiscal year. The Chief Executive Officer recommends, and the Compensation Committee approves, the amount of the discretionary cash bonus to be paid to Executive Officers other than the Chief Executive Officer. The Compensation Committee determines the amount of the discretionary cash bonus to be paid to the Chief Executive Officer. Although each Executive Officer is eligible for a discretionary annual bonus determined by reference to specific performance metrics and operational strategic performance, the Compensation Committee has discretionary authority to increase or decrease this amount. While the Compensation Committee does not determine discretionary bonus amounts based on a percentage of base salary, amounts paid in 2007 for performance in 2006 represent approximately 25% of the base salary for our Executive Officers. The actual amount of discretionary bonus was determined following a review of each executive’s individual performance and contribution to our strategic goals conducted during the first quarter in 2007. The Compensation Committee has not fixed a maximum payout for the annual discretionary bonus for any Executive Officer.

During 2006, the Compensation Committee determined to pay special bonuses to Executive Officers to be paid ratably over the last nine months of 2006 as long as the Executive Officer remained with the Company. For Messrs. Nocella, McCann, Mealey, Cooper and Davitt, these amounts were $143,750, $63,250, $63,250, $46,000 and $93,797, respectively. These amounts are included in the “Bonus” column of the Summary Compensation Table included elsewhere in this Proxy Statement.

We believe that our compensation practices with respect to annual cash bonuses are more leveraged than the practices at institutions of comparable size. Incentive cash bonuses are based on budgeted profitability and performance, as well as specified non-financial goals and net income after accruals, for all bonuses. Incentive cash bonuses for the Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Managing Director of Administration and Mergers and Acquisitions and the Managing Director of Technology are based primarily on achievement of Company-wide goals and specified non-financial objectives. Annual cash bonuses for other Executive Officers and management personnel are based on the performance of their individual business units. In calculating annual cash bonuses, we utilize a performance matrix which leverages the bonus based on the percentage by which the actual performance of the budgeted metric exceeds or fails to reach the budgeted performance. For example, if an individual achieves target level performance, he or she will receive the target level bonus. However, if actual performance exceeds targeted performance by a specific percentage, the individual will receive a bonus that exceeds the target bonus by a percentage greater than the percentage by which actual performance exceeded targeted performance. Similarly, if actual performance is less than target level performance, the bonus is reduced below the target level bonus by a percentage greater than the percentage by which actual performance fell short of targeted performance.

Intermediate-Term Cash Bonuses

During 2006 the Compensation Committee established the Key Employee Intermediate-Term Incentive Plan, which we refer to in this Proxy Statement as the “Intermediate-Term Incentive Plan,” for the purpose of providing cash awards based on a longer performance cycle than the annual cash bonuses. The Intermediate-Term Incentive Plan is a performance unit plan administered by the Compensation Committee pursuant to which performance units may be awarded to the Executive Officers and a select group of other key personnel. Members of the Board of Directors are not eligible to participate in this plan, because it is focused on providing key employees with intermediate-term compensation opportunities based on appreciation in value of the business and the success of particular business lines.

The Compensation Committee believes the Intermediate-Term Incentive Plan will encourage participants to focus on long-term strategic value and stockholder value creation. The Compensation Committee adopted this plan because it believed it would:

•	foster corporate growth and attainment of performance objectives;

•	recognize participants’ contributions to our success; and

•	attract and retain the services of significant contributors to our business.

Awards under this plan represent the right to receive a cash payment at the conclusion of a performance cycle and vesting of the award. The Chief Executive Officer recommends, and the Compensation Committee approves, the performance units to be awarded to and the specific performance goals to be achieved by participants other than the Chief Executive Officer; the Compensation Committee establishes the performance units to be awarded to and the specific performance goals to be achieved by the Chief Executive Officer. The number of performance units to be received by a participant at the end of the award cycle is determined by a participant’s success in achieving threshold, target and outstanding performance levels established by the Compensation Committee based on the budget approved by the Board of Directors. Terms and conditions of performance units are contained in performance unit grant agreements, which are subject to the terms of the Intermediate-Term Incentive Plan.

This plan has a term of six years from its effective date, but may be extended by the Compensation Committee. The initial performance cycle under the Intermediate-Term Incentive Plan is the three-year period ended December 31, 2008, and awards made under this Plan for such cycle will vest on June 30, 2009, subject to acceleration in the event we experience a change in control (as defined in the plan), and to forfeiture in the event of the participant’s termination of employment, voluntarily other than by retirement at or after age 65 or by us for cause (as defined in the plan) prior to completion of the performance cycle.

For the current performance cycle, the Executive Officers and certain other executives will become entitled to payment of vested awards based on the achievement of threshold, target and outstanding levels of annual percentage growth in net income available to the common stock, annual fully diluted earnings per share, the price of our common stock and, for line managers and operating unit managers, the annual percentage increase in net income before taxes for the applicable business line. These awards, if earned, will range between 100% to 200% of base salary. Unless a threshold of 10% growth in profitability is attained, no awards will be earned. In the event of the normal retirement, death or disability (each as defined in the plan) of a participant prior to the completion of a performance cycle, participants may receive, in the discretion of the committee, a pro-rated payment of the award after completion of the performance cycle. In the event of an involuntary termination of employment other than for cause, the plan permits the Compensation Committee to approve an award payout on a case-by-case basis. In the event that an award payout under this plan causes a participant in this plan to become subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the plan provides for an additional payment to such a participant so that the participant will be placed in the same after-tax position as if no such excise tax had been imposed.

Long-Term Incentive Compensation

Since our formation in 2002, we have relied on equity-based incentive compensation to provide the component of long-term compensation to our Named Executive Officers, other executives and directors. We believe that superior long-term performance is achieved through an ownership culture that encourages such performance through the use of stock and stock-based awards. Our stock-based compensation plans have been established to provide our Named Executive Officers, other executives and directors with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving our long-term compensation goals. Our stock compensation plans have provided the principal method for our Named Executive Officers and other executives to acquire equity or equity-linked interests in the Company. We believe that the annual aggregate value of these awards should be set near median levels for comparable companies. In granting stock options and awarding shares of restricted stock, the Compensation Committee considers the number and estimated value of prior grants and awards to each recipient but does not apply any specific formulas to determine the size of future grants and awards.

We have several plans pursuant to which we have provided long-term incentive equity compensation:

•	our 2002 Stock Option Plan, which we refer to in this Proxy Statement as the “2002 Plan;”

•	our 2004 Long-Term Incentive Plan, as amended, which we refer to in this Proxy Statement as the “2004 Plan;” and

•	our 2006 Long-Term Incentive Plan, which we refer to in this Proxy Statement as the “2006 Plan.”

The 2002 Plan authorized the grant of options to purchase a maximum of 775,000 shares of common stock to certain employees and directors at exercise prices set by the Compensation Committee, with grants to vest over a period of three years from the date of grant. The exercise price of an option granted under the 2002 Plan could not be less than the fair market value of a share of common stock on the date such option was granted and the term of any option granted under the 2002 Plan could not exceed ten years. The Company granted 542,448 options under the 2002 Plan and the 2002 Plan was replaced by the 2004 Plan at the time of our initial public offering. No additional option grants may be made under the 2002 Plan. As of the date of this Proxy Statement there are 498,364 stock options outstanding under the 2002 Plan, of which 353,949 are held by Named Executive Officers.

The 2004 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, performance units and other stock-based awards to key employees, directors, and consultants of the Company and its subsidiaries and affiliates. The 2004 Plan became effective at the completion of the Company’s initial public offering. The exercise price of an option granted under the 2004 Plan may not be less than the fair market value of a share of common stock on the date the option is granted and the term of any option granted under any 2004 Plan may not exceed 10 years. A total of 1,000,000 shares of common stock are subject to awards under the 2004 Plan. As of the date of this Proxy Statement, restricted stock and options to purchase common stock aggregating 907,317 shares have been granted and not forfeited pursuant to the 2004 Plan, of which 250,544 are held by Named Executive Officers. At this time, 92,683 shares remain available for future awards under the 2004 Plan.

The 2006 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, performance units and other stock-based awards to key employees, directors, and consultants of the Company and its subsidiaries and affiliates. The 2006 Plan became effective upon approval by our stockholders at the 2006 annual meeting of stockholders. The exercise price of a stock option granted under the 2006 Plan may not be less than the fair market value of a share of common stock on the date the option is granted and the term of any option granted under the 2006 Plan may not exceed ten years. A total of 1,000,000 shares of common stock are subject to awards under the 2006 Plan. As of the date of this Proxy Statement, 137,473 shares of restricted stock have been granted and not forfeited pursuant to the 2006 Plan, of which 26,100 are held by Named Executive Officers. At this time, 862,527 shares remain available for future awards under the 2006 Plan.

During 2006, the Compensation Committee determined that an increase in the proportion of total compensation represented by long-term compensation was appropriate. The Compensation Committee is seeking to achieve this through the use of restricted stock awards with extended cliff vesting periods, rather than annual or other graduated vesting provisions. The Compensation Committee believes that extending the vesting periods, which are accelerated in the event we experience a change in control, will encourage executives to remain with us in order to obtain the benefits of the restricted stock award.

Participants, including the Named Executive Officers and our directors, will be eligible for a series of three annual grants under the 2006 Plan beginning in 2006, with an additional grant in 2007 and 2008. The annual award is expected to be approximately 37% of annual base salary of each Executive Officer and 20% of the annual base salary of each other participant. These awards will be granted during the second quarter of each year. The amount of the annual award to directors is determined by reference to directors’ compensation reported in the Bank Director’s Annual Compensation Review and the America’s Community Banker’s Compensation and Benefits Survey, with the objective of retaining the service or our directors. For the Chief Executive Officer, all executive vice presidents (including the Named Executive Officers) and members of the board of directors, the restricted stock will vest ten years after the date of award. For all other participants, the restricted stock will vest five years after the date of the award. Acceleration of vesting occurs if we experience a change of control. An award is forfeited if the participant ceases to be employed by us prior to the vesting date other than by reason of death, disability (each as defined in the 2006 Plan) or retirement at or after age 65. As a result, only those individuals who remain employed by us for the term of the award will be eligible to receive compensation from the restricted stock. The Compensation Committee made the first awards in 2006 under the 2006 Plan.

Retirement Benefits

We participate in a tax deferred savings plan, available to all eligible employees (including our Executive Officers), that qualifies as a 401(k) plan. Directors who are not employees are not eligible to participate in this plan. Under the plan, eligible employees may make contributions, through salary deductions, of up to 80% of their gross salary, subject to Internal Revenue Service maximum requirements. We make matching contributions of 100% of the first 3%, and 50% of the next 2%, of gross compensation contributed by eligible employees. Employee and employer contributions vest immediately. During the years ended December 31, 2006, 2005 and 2004, we made matching contributions of $459,000, $338,000 and $162,000, respectively, of which $35,200, $33,600 and $22,800 were to our Named Executive Officers.

During 2005 we established a deferred compensation plan in which members of our Board of Directors may participate. Employees are not eligible to participate in this plan. Directors may defer up to 100% of their director’s fees and interest accrues on such deferred payments based on a three year LIBOR rate as of the end of each quarter. This deferred compensation plan had two director participants with a balance of $160,000 in deferred directors’ fees earning interest at a rate of 5.10% as of December 31, 2006, and $59,000 in deferred directors’ fees earning interest at a rate of 4.75% as of December 31, 2005.

Perquisites

Perquisites have not been a significant factor in our compensation program. Each of our Executive Officers receives an automobile allowance and is reimbursed for country club and dining club dues up to a specified level. See the information contained in our “Summary Compensation Table for Fiscal Year Ended 2006” and the footnotes related thereto for more discussion of the perquisites received by our Named Executive Officers.

Impact of Accounting and Tax Treatments on Compensation Decisions

Although the Compensation Committee has considered, and expects to continue to consider, the impact of the accounting and tax treatment of the amount and various types compensation to be paid to our Executive Officers, to date such factors generally have not been controlling in making these determinations. Rather, the committee has sought to achieve our compensation objectives by balancing the potential cost to us with the value of the benefit to the executive. The Compensation Committee has sought to maximize the deductibility of executive compensation while retaining some discretion to compensate executives in a manner consistent with our compensation philosophy and objectives. The 2006 Plan has been approved by our stockholders and permits the award of performance-based equity awards that would be fully deductible under Internal Revenue Code Section 162(m), should the Compensation Committee determine to utilize such awards.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer recommends to the Compensation Committee base salary, target bonus levels, awards under the Intermediate-Term Incentive Plan and awards under the 2006 Plan for our Executive Officers and other executives (excluding himself). The Chief Executive Officer makes these recommendations to the Compensation Committee based on data and analysis provided by Administaff and qualitative judgments regarding individual performance. The Chief Executive Officer is not involved with any aspect of determining his own compensation.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning total compensation received for services rendered to us during fiscal 2006 by our Named Executive Officers.

Summary Compensation Table

For Fiscal Year Ended 2006

				Stock	Option	All Other
		Salary	Bonus	Award(s)(1)	Award(s)(2)	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Anthony J. Nocella	2006	419,167	253,750	419,825	153,068	27,667	1,273,477
President &
Chief Executive Officer
Russell McCann	2006	230,181	103,250	1,168	36,189	22,747	393,535
Executive Vice President & Chief Financial Officer
Glenn Mealey	2006	226,578	175,750	1,150	35,064	20,551	459,093
Executive Vice President & Managing Director — Administration
Daniel E. Cooper	2006	212,764	102,700	1,079	35,064	22,580	374,187
Executive Vice President & Managing Director — Mortgage Lending
Michael Davitt	2006	217,024	173,957	1,511	37,314	11,128	440,574
Executive Vice President & Managing Director — Commercial Lending

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, of awards pursuant to the 2004 and 2006 Long-Term Incentive Plans in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“FAS 123(R)”). For Mr. Nocella, includes amounts from awards granted in and prior to 2006, and, for Messrs. McCann, Mealey, Davitt and Cooper includes amounts from awards granted in 2006. Assumptions used in the calculation of these amounts are included in footnote 14 of the Company’s audited financial statements for the year ended

December 31, 2006, included in the Company’s Annual Report of Form 10-K filed with the Commission on March 14, 2007.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of awards granted prior to 2006 pursuant to the 2004 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 14 of the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report of Form 10-K filed with the Commission on March 14, 2007.

(3)	Includes $8,800 contributed to the 401(k) Plan account of each of Messrs. Nocella, McCann, Mealey and Cooper. Also includes an automobile allowance of $10,345 for Messrs. Nocella, McCann, Mealey, Davitt and Cooper and club dues of $8,522 for Mr. Nocella, $3,602 for Mr. McCann, $1,406 for Mr. Mealey, $784 for Mr. Davitt and $3,435 for Mr. Cooper.

A discussion of the amount of salary and bonus in proportion to total compensation is discussed under the captions entitled “Compensation Discussion and Analysis — Elements of Our Compensation — Discretionary Annual Cash Bonuses” and “Compensation Discussion and Analysis — Elements of Our Compensation — Intermediate-Term Cash Bonuses.”

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to each Named Executive Officer in the last completed fiscal year under any plan.

Grants of Plan-Based Awards Table
For Fiscal 2006

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Fair Value
		Plan Awards(1)			Plan Awards			Stock or	Underlying	Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (2)	Options	Awards	and Option
Name	Grant date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Awards

Anthony J. Nocella	12/18/2006	462,150	924,300	1,386,450	—	—	—	15,000	—	—	314,325
Russell McCann	8/21/2006	118,413	236,826	355,239	—	—	—	2,882	—	—	56,113
Glenn Mealey	8/21/2006	116,585	233,150	349,735	—	—	—	2,838	—	—	55,256
Daniel E. Cooper	8/21/2006	109,334	218,689	328,024	—	—	—	2,662	—	—	51,829
Michael Davitt	8/21/2006	111,635	223,290	334,925	—	—	—	2,718	—	—	52,919

(1)	Performance units granted under the Company’s Key Employee Intermediate-Term Incentive Plan, which plan is discussed under the captions “Compensation Discussion and Analysis — Elements of Our Compensation — Intermediate-Term Cash Bonuses” and “— Potential Payments Upon Termination or Change of Control — Intermediate-Term Incentive Plan.” Performance measures are based on meeting or exceeding performance goals over the performance cycle that began on January 1, 2006 and ends on December 31, 2008. Performance goals are based on achieving on average over the performance cycle growth in net income available for common stock and growth in annual fully diluted earnings per share of 10% over the immediate preceding year for threshold, 13% for target and 15% for maximum. Awards vest and are payable on June 30, 2009. For purposes of the table the Company’s stock price of $20.54 as of December 31, 2006 was used in calculating the estimated future payouts.

(2)	Grants of restricted stock pursuant to the Company’s 2006 Long-Term Incentive Plan, which plan is discussed under the captions “Compensation Discussion and Analysis — Elements of Our Compensation — Long-Term Incentive Compensation” and “— Potential Payments Upon Termination or Change of Control — Long-Term Incentive Plans.” The restricted stock vests on the earlier of December 18, 2016 for Mr. Nocella and June 30, 2016 for each of Messrs. Cooper, Davitt, McCann and Mealey, a change of control, death, disability (each as defined by the plan), or upon retirement at or after age 65.

Outstanding Equity Awards

The following table contains information concerning the unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer as of the December 31, 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

		Option Awards				Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan				Market	Unearned	Unearned
			Awards:				Value Of	Shares,	Shares,
	Number of	Number of	Number of			Number of	Shares or	Units or	Units or
	Securities	Securities	Securities			Shares or	Units of	Other	Other
	Underlying	Underlying	Underlying	Option		Units of	Stock That	Rights	Rights That
	Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	have not	That have	have not
	Options (#)	Options (#)	Unearned	Price	Expiration	have not	Vested(1)	not Vested	Vested
Name	Exercisable	Unexercisable	Options(#)	($)	Date	Vested(#)	($)	(#)	($)

Anthony J. Nocella	110,000		—	10.00	4/10/2012	41,544	853,314	—	—
	30,000			12.00	4/30/2013
	42,000			16.57	4/30/2014
	30,000	20,000		17.28	12/9/2012
Russell McCann	35,483		—	10.00	4/10/2012	2,882	59,196	—	—
	20,000			12.00	4/30/2013
	15,000			16.57	4/30/2014
	7,200	4,800		17.28	12/9/2012
	3,600	2,400		18.60	12/14/2012
Glenn Mealey	35,483		—	10.00	4/10/2012	2,838	58,293	—	—
	17,500			12.00	4/30/2013
	15,000			16.57	4/30/2014
	7,200	4,800		17.28	12/9/2012
	3,600	2,400		18.60	12/14/2012
Daniel E. Cooper	35,483		—	10.00	4/10/2012	2,662	54,677	—	—
	17,500			12.00	4/30/2013
	15,000			16.57	4/30/2014
	7,200	4,800		17.28	12/9/2012
	3,600	2,400		18.60	12/14/2012
Michael Davitt	30,000		—	10.00	4/10/2012	2,718	55,828	—	—
	22,500			12.00	4/30/2013
	15,000			16.57	4/30/2014
	7,200	4,800		17.28	12/9/2012
	3,600	2,400		18.60	12/14/2012

(1)	Based on a stock price of $20.54 as of December 31, 2006.

Option Exercises and Stock Vested

With respect to the Named Executive Officers during the last completed fiscal year, no stock options, stock appreciation rights or similar instruments were exercised and no restricted stock, restricted stock units or similar instruments vested.

Pension Benefits

The Company does not have any pension benefit plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

General

Each Named Executive Officer is party to employment letters and change of control employment agreements and holds restricted stock and options pursuant to the 2002 Plan, the 2004 Plan and the 2006 Plan. In this Proxy Statement we refer to the 2004 Plan and 2006 Plan collectively as the “Long-Term Incentive Plans.” Additionally, each Named Executive Officer participates in and receives performance units under the Intermediate-Term Incentive Plan.

The employment letters, change of control employment agreements, the 2002 Plan, the Long-Term Incentive Plans, and the Intermediate-Term Incentive Plan provide for certain payments at, following, or in connection with a termination with or without a change of control of the Company. The relevant provisions of the employment letters, the change of control employment agreements, the 2002 Plan, the Long-Term Incentive Plans, and the Intermediate-Term Incentive Plan are discussed below under the captions “— Employment Letters,” “— Change of Control Employment Agreements,” “— Stock Option Plan,” “— Long-Term Incentive Plans,” and “— Intermediate-Term Incentive Plan,” respectively. Potential payments upon termination of employment of a Named Executive Officer in connection with a change of control of the Company are discussed under the captions “— Potential Payments Upon Termination After a Change of Control” and “— Potential Payments Upon Termination Without a Change of Control.”

Employment Letters

Each Messrs. Nocella, Cooper, Davitt, McCann and Mealey has received an employment letter from the Company dated December 23, 2003, which letters provide for severance arrangements where no change of control has occurred. Under the employment letters, if the Named Executive Officer is terminated by the Company without cause prior to a change of control, the Named Executive Officer would be entitled to a severance of twelve months’ salary continuation, with respect to Mr. Nocella, and six months’ salary continuation, with respect to the other Named Executive Officers. If the Named Executive Officer’s employment terminates for any reason other than by the Company for cause, the Named Executive Officer would not be entitled to any severance or other benefit under the employment letter.

After a change of control, the Named Executive Officer is entitled to the severance and other benefits under change of control employment agreements in accordance with the terms of such agreements, see “— Change of Control Employment Agreements.” The change of control employment agreements only become operative upon a change of control.

Change of Control Employment Agreements

The Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders to assure that the Company would have the continued dedication of the Named Executive Officer, notwithstanding the possibility, threat or occurrence of a change of control. In order to diminish the inevitable distraction of the Named Executive Officers by virtue of the personal uncertainties and risks created by a pending or threatened change of control and to encourage the Named Executive Officers’ full attention and dedication to the Company, we have entered into change of control employment agreements with each of Messrs. Nocella, Cooper, Davitt, McCann and Mealey. The change of control employment agreements only become operative upon the occurrence of a change of control. The change of control employment agreements have three-year terms, which will extend for one year upon each anniversary unless we give notice not to extend. If a change of control (as defined in the agreement) occurs during the term of an agreement, then the agreement will become operative for a fixed three-year period and supersede any non-change of control employment agreements that the Named Executive Officers may enter into.

The agreements provide generally that the Named Executive Officers’ terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If we (or our successor) terminate the Named Executive Officers’ employment (other than for cause, death or disability, each as defined in the agreement), if the Named Executive Officer resigns for good reason during such three-year period or if the Named Executive Officer resigns for any reason (as defined in the agreement) during the 30-day period commencing on the first anniversary of the change of control (or upon certain terminations in connection with or in anticipation of a change of control), the Named Executive Officer will be generally entitled to receive in a lump sum within 30 days of the date of termination:

•	the Named Executive Officer’s base salary through the date of termination and any bonuses that have been determined, but not paid;

•	any reimbursable business expenses that have not been reimbursed;

•	a pro rata bonus through the date of termination based on the higher of (1) the Named Executive Officers’ most recent annual bonus earned or (2) the highest bonus paid to the Named Executive Officer during the three years prior to the change of control;

•	an amount equal to the “multiple” (as described below) times the sum of the Named Executive Officer’s highest annualized monthly base salary earned during the 12 months preceding the effective date and the higher of (1) the Named Executive Officer’s most recent annual bonus or (2) the highest bonus paid to the Named Executive Officer during the three years prior to the change of control; and

•	a lump-sum payment equal to the benefits that would have accrued to the Named Executive Officer under any qualified and non-qualified defined benefit pension plans if the Named Executive Officer had remained our employee for a number of years equal to the “multiple.”

In addition, the Named Executive Officer will be entitled to continued welfare benefits and perquisites for a number of years equal to the “multiple,” and outplacement services, which outplacement services shall not exceed $50,000. For purposes of the agreements, the “multiple” is three in the case of Mr. Nocella and two in the case of each of the other Named Executive Officers.

If the Named Executive Officer’s employment terminates by reason of death, disability or the Named Executive Officer voluntarily terminates his employment for other than good reason outside of the 30-day period commencing on the first anniversary of the change of control, the Named Executive Officer will be generally entitled to receive in a lump sum within 30 days of the date of termination:

•	the Named Executive Officer’s base salary through the date of termination and any bonuses that have been determined, but not paid;

•	any reimbursable business expenses that have not been reimbursed;

•	a pro rata bonus through the date of termination based on the higher of (1) the Named Executive Officer’s most recent annual bonus or (2) the highest bonus paid to the Named Executive Officer during the three years prior to the change of control; and

•	amounts that are vested benefits or that the Named Executive Officer is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the date of termination.

If the Named Executive Officer’s employment is terminated for cause, the Named Executive Officer will be generally entitled to receive only (1) the Named Executive Officer’s annual salary through the date of termination, (2) the amount of any compensation previously deferred by the Named Executive Officer, and (3) the amounts that are vested benefits or that the Named Executive Officer is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the date of termination.

Under the terms of the change of control employment agreements, the Company will be responsible for paying all legal fees and expenses reasonably incurred by a Named Executive Officer in any dispute concerning the interpretation or enforcement of the agreement plus interest.

In addition, in the event that any of the Named Executive Officers become subject to an excise tax under Section 4999 of the Code, the agreements generally will provide for an additional payment to the executive officer so that the Named Executive Officer will be placed in the same after-tax position as if no such excise tax had been imposed.

The change of control employment agreements prohibit the Named Executive Officers from disclosing confidential information acquired by such executive during his employment with the Company without prior written consent of the Company. However, an asserted violation of this provision will not constitute a basis for deferring or withholding any amounts otherwise payable to the Named Executive Officers under the change in control employment agreements.

Stock Option Plan

Under the 2002 Plan, upon a change in control, (as defined in the 2002 Plan), all outstanding options issued under the 2002 Plan will, in the Compensation Committee’s discretion: (1) terminate after a specified period of time for exercise, (2) be cancelled in exchange for an amount of cash per share equal to the excess, if any, of the fair market value of the shares subject to the option over the exercise price of the option, or (3) be substituted by the surviving entity.

Under the 2002 Plan, if, upon a change in control, an employee to whom an option is granted ceases to be employed by the Company for any reason (other than death or disability, each as defined in the 2002 Plan), any option which is exercisable on the date of such termination of employment expires and terminates on the date that is three months after the date of such termination of employment. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may allow an optionee to exercise all or a portion of the options granted but unexercised for a period of time after the optionee’s termination of employment. If, upon a change in control, an employee to whom an option is granted ceases to be employed by the Company as a result of the employee’s death or disability and such change of control has occurred either (1) prior to the date, or (2) within one year after the date, the employee ceases employment as a result of death or disability, options granted to him under the 2002 Plan may be exercised within a one-year period after such determination of disability or death, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option grant agreement. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may allow an optionee to exercise all or a portion of the unexercised options granted for a longer period than one year after disability or death.

Under the 2002 Plan, if an employee to whom an option is granted ceases to be employed by the Company for any reason (other than death or disability) and no change in control has occurred, then any option, whether exercisable or not, on the date of such termination of employment expires and terminates upon the date of such termination of employment. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may allow a former employee to exercise all or a portion of the former employee’s unexercised options for a period of time after the employee’s termination of employment. If an employee to whom an option is granted ceases to be employed by the Company as a result of the employee’s death or disability, and if no change of control has occurred prior to the date that is one year after the date the employee ceases to be an employee as a result of the employee’s death or disability, then any option, whether exercisable or not, will not be exercisable, and such option will expire on the date which is one year after the date the employee ceases to be an employee on account of the employee’s death or disability. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may allow a former employee to exercise all or a portion of his unexercised options for period longer than one year after disability or death.

Long-Term Incentive Plans

Under the Long-Term Incentive Plans, in the event of a change in control (as defined in the Long-Term Incentive Plans), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, any restrictions on shares of restricted stock will lapse, and performance units will be deemed earned and payable in full in cash. In addition, if a stock option or stock appreciation right holder’s employment is terminated by the Company (other than for cause, death or disability, each as defined in the Long-Term Incentive Plans) or if such holder voluntarily resigns for good reason (as defined in the Long-Term Incentive Plans) during the two-year period following a change in control, such holder may exercise the option or stock appreciation right until at least the first anniversary of such termination, unless the term of the option expires first. If the Compensation Committee so provides in a particular grant, in the event of a change in control, a holder of a stock option or a freestanding stock appreciation right may have the right, for 60 days from and after the change in control, to surrender all or part of the stock option or stock appreciation right and receive cash for the excess of (1) the greater of (i) the highest price paid per share if the change in control is a tender offer or an exchange offer or (ii) the highest trading price of a share of common stock during the 60-day period preceding and including the date of the change in control (or, under some circumstances, the value of the consideration for each share of common stock paid in the change of control, if higher) over (2) the exercise price of the stock option or strike price of the stock appreciation right, whichever is applicable.

In the event that the accelerated vesting of restricted stock in connection with a change in control causes a participant, who is either a director or an executive officer, to become subject to an excise tax under Section 4999 of the Code, the restricted stock grants provide for an additional payment to such participant so that the participant will be placed in the same after-tax position as if no such excise tax had been imposed.

Under the Long-Term Incentive Plans, if no change in control has occurred and the employee’s employment is terminated by the Company for cause, then any restricted stock outstanding will be forfeited and all options and stock appreciation rights will terminate. If no change in control has occurred and the employee’s employment is terminated by the Company without cause or the employee terminates employment for good reason, then any restricted stock outstanding will be forfeited and any options or stock appreciation rights exercisable at the time of termination may be exercised for the lesser of three months from the date of such termination or the balance of such option’s or stock appreciation right’s term. If no change in control has occurred and the employee’s employment terminates by reason of death, disability (as defined in the Long-Term Incentive Plans) or retirement at or after age 65, then the restrictions on the restricted stock will immediately vest as of the date of such termination, any options exercisable at the time of such termination may thereafter be exercised until the expiration of the stated term of such options, and any stock appreciation rights exercisable at the time of such termination may thereafter be exercised until the expiration of the stated term of such stock appreciation rights, in the case where employment was terminated by reason of death, and for a period of one year from the date of such termination or until the expiration of the stated term of such stock appreciation rights, whichever period is shorter, in the case where employment was terminated by reason of disability or retirement. The Compensation Committee in its sole discretion may modify the vesting schedule and extend the exercise period for restricted stock, options and stock appreciation rights granted under the Long-Term Incentive Plans.

Intermediate-Term Incentive Plan

Under the Intermediate-Term Incentive Plan, upon a change in control (as defined in the Intermediate-Term Incentive Plan), outstanding performance units will fully vest and the Company will make a payout to each participant using the outstanding level of achievement for each such participant and the price that is the higher of (1) the highest reported sales price, regular way, of a share of common stock of the Company in any transaction reported on the NASDAQ Global Select Market during the 60-day period prior to and including the date of a change in control or (2) if the change in control is the result of a tender or exchange offer or a certain business combinations or asset distributions, the highest price per share of common stock of the Company paid in such transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board of Directors.

Under the Intermediate-Term Incentive Plan, if no change in control has occurred and the participant’s employment is terminated prior to the end of a performance cycle for cause or the participant voluntarily terminates employment for any reason (each as defined in the Intermediate-Term Incentive Plan) (other than through retirement at or after age 65), all interests in the associated performance units are forfeited and the participant will receive no payout from the performance units. If no change in control has occurred and the participant is terminated on an involuntary basis (other than for cause) before completion of a performance cycle, such participant may be eligible for a full or partial payout on a performance unit grant, which eligibility is determined on a case-by-case basis as approved by the Compensation Committee. If no change in control has occurred and the participant ceases to be employed by the Company prior to vesting of the performance units by reason of death, disability (as defined in the Intermediate-Term Incentive Plan) or retirement at or after age 65 prior to the completion of a performance cycle, the participant may be eligible for a pro-rated payment of the award after completion of the performance cycle.

In the event that an award payout under the Intermediate-Term Plan causes a participant to become subject to an excise tax under Section 4999 of the Code, the Intermediate-Term Plan provides for an additional payment to such participant so that the participant will be placed in the same after-tax position as if no such excise tax had been imposed.

Potential Payments Upon Termination After a Change of Control

The following table represents possible payments to the Named Executive Officers if their employment had terminated on December 31, 2006 and a change of control were to have occurred on that date. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2006, and thus includes amounts earned through that date. The description set forth below provides estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment; however, in the event of a Named Executive Officer’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

		Voluntary
	Voluntary	Termination	Involuntary	Involuntary
	Termination for	not for	Termination	Termination	Death or
	Good Reason	Good Reason	for Cause	not for Cause	Disability
Executive Benefits and Payments Upon Termination	($)	($)	($)	($)	($)

Anthony J. Nocella
Change of control payment(1)	2,021,250	—	—	2,021,250	—
Accelerated Vesting of Long-Term Incentives(2)	918,514	918,514	918,514	918,514	918,514
Vesting of Performance Units(3)	1,386,450	1,386,450	1,386,450	1,386,450	1,386,450
Other Benefits and Tax Gross-Up(4)	924,257	—	—	924,257	—

Total	5,250,471	2,304,964	2,304,964	5,250,471	2,304,964
Russell McCann
Change of control payment(1)	667,690	—	—	667,690	—
Accelerated Vesting of Long-Term Incentives(2)	79,500	79,500	79,500	79,500	79,500
Vesting of Performance Units(3)	355,239	355,239	355,239	355,239	355,239
Other Benefits and Tax Gross-Up(4)	135,323	—	—	135,323	—

Total	1,237,752	434,739	434,739	1,237,752	434,739

		Voluntary
	Voluntary	Termination	Involuntary	Involuntary
	Termination for	not for	Termination	Termination	Death or
	Good Reason	Good Reason	for Cause	not for Cause	Disability
Executive Benefits and Payments Upon Termination	($)	($)	($)	($)	($)

Glenn Mealey
Change of control payment(1)	805,556	—	—	805,556	—
Accelerated Vesting of Long-Term Incentives(2)	78,597	78,597	78,597	78,597	78,597
Vesting of Performance Units(3)	349,735	349,735	349,735	349,735	349,735
Other Benefits and Tax Gross-Up(4)	109,764	—	—	109,764	—

Total	1,343,642	428,332	428,332	1,343,642	428,332
Daniel E. Cooper
Change of control payment(1)	631,276	—	—	631,276	—
Accelerated Vesting of Long-Term Incentives(2)	74,981	74,981	74,981	74,981	74,981
Vesting of Performance Units(3)	328,024	328,024	328,024	328,024	328,024
Other Benefits and Tax Gross-Up(4)	129,423	—	—	129,423	—

Total	1,163,704	403,005	403,005	1,163,704	403,005
Michael Davitt
Change of control payment(1)	782,022	—	—	782,022	—
Accelerated Vesting of Long-Term Incentives(2)	76,132	76,132	76,132	76,132	76,132
Vesting of Performance Units(3)	334,925	334,925	334,925	334,925	334,925
Other Benefits and Tax Gross-Up(4)	92,955	—	—	92,955	—

Total	1,286,034	411,057	411,057	1,286,034	411,057

(1)	Includes change of control payments pursuant to the change of control employment agreements discussed under the caption “— Change of Control Employment Agreements.”

(2)	Includes accelerated vesting of long-term incentives discussed under the captions “— Long-Term Incentive Plans” and “— Stock Option Plan.” For purpose of this calculation the Company’s stock price of $20.54 at December 31, 2006 was used. Amount reflects the net value, after deducting exercise costs due the Named Executive Officer.

(3)	Includes accelerated vesting of performance units discussed under the caption “— Intermediate-Term Incentive Compensation Plan.” For purpose of this calculation the Company’s stock price of $20.54 at December 31, 2006 was used.

(4)	Includes current annual costs of welfare benefits and perquisites and outplacement services of $50,000, which is the maximum amount afforded to the Named Executive Officer for outplacement services. For Mr. Nocella, welfare benefits and perquisites continue for an additional two years, and with respect to the other Named Executive Officers for one year. Each Named Executive Officer’s Change of Control Employment Agreement provides that the Company would make a gross-up payment if payments made upon termination after a change of control constitutes a “parachute payment” under Section 280G of the Code. Included for each Named Executive Officer is the amount of the gross up payment necessary to cause the net amount retained by the such officer to equal the amount they would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made.

Potential Payments Upon Termination Without a Change of Control

The following table represents possible payments to the Named Executive Officers if their employment had terminated on December 31, 2006 and no change of control were to have occurred on that date. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2006, and thus includes amounts earned through that date. The description set forth below provides estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment; however, in the event of a Named Executive Officer’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

		Voluntary
	Voluntary	Termination	Involuntary	Involuntary
	Termination for	not for	Termination	Termination	Death or
	Good Reason	Good Reason	for Cause	not for Cause	Disability
Executive Benefits and Payments Upon Termination	($)	($)	($)	($)	($)

Anthony J. Nocella
Severance(1)	420,000	—	—	420,000	—
Accelerated Vesting of Long-Term Incentives(2)	—	—	—	—	918,514
Vesting of Performance Units(3)	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total	420,000	—	—	420,000	918,514
Russell McCann
Severance(1)	118,180	—	—	118,180	—
Accelerated Vesting of Long-Term Incentives(2)	—	—	—	—	79,500
Vesting of Performance Units(3)	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total	118,180	—	—	118,180	79,500
Glenn Mealey
Severance(1)	118,622	—	—	118,622	—
Accelerated Vesting of Long-Term Incentives(2)	—	—	—	—	78,597
Vesting of Performance Units(3)	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total	118,622	—	—	118,622	78,597
Daniel E. Cooper
Severance(1)	110,196	—	—	110,196	—
Accelerated Vesting of Long-Term Incentives(2)	—	—	—	—	74,981
Vesting of Performance Units(3)	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total	110,196	—	—	110,196	74,981
Michael Davitt
Severance(1)	112,512	—	—	112,512	—
Accelerated Vesting of Long-Term Incentives(2)	—	—	—	—	76,132
Vesting of Performance Units(3)	—	—	—	—	—
Other Benefits	—	—	—	—	—

Total	112,512	—	—	112,512	76,132

(1)	Includes severance payments pursuant to employment letters discussed under the caption “— Employment Letters.”

(2)	Includes accelerated vesting of long-term incentives discussed under the captions “— Long-Term Incentive Plans” and “Stock Option Plan.” For purpose of this calculation the Company’s stock price of $20.54 at

December 31, 2006 was used. Amount reflects the net value, after deducting exercise costs due the Named Executive Officer.

(3)	Accelerated vesting of performance units is discussed under the caption “— Intermediate-Term Incentive Plan.” Following normal retirement, disability or death, the company will make a pro-rata payout to the participant, participant’s guardian or the participant’s estate at the conclusion of the performance cycle based on the duration of the participant’s active employment during that performance cycle. Should a participant separate from the company on an involuntary basis before completion of a performance cycle, they may be eligible for a full or partial payout provided the separation was not for cause.

Directors Compensation

Retainer and Meeting Fees

Each member of our Board of Directors also serves as a member of the Board of Directors of the Bank. Except as described below with respect to our Chairman, no retainer is paid for service on our Board of Directors. However, each Bank director who is not an employee of the Bank receives an annual retainer of $15,000 for service on the Bank’s Board of Directors and a fee of $1,000 for each Board meeting of the Bank that he attends. If a meeting of our Board of Directors is held on a day on which no meeting of the Bank’s Board of Directors occurs, each director who is not an employee of the Bank receives a fee of $1,000 for attending such meeting. The chair of the Bank’s Audit Committee receives an additional annual retainer of $35,000, and the chairs of each of the Company’s Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $10,000. Each member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees receives a fee of $500 for each committee meeting he attends. If a meeting of our Audit Committee is held on a day on which no meeting of the Bank’s Audit Committee occurs, each Audit Committee member who is not an employee of the Bank receives a fee of $500 for attending such meeting. In addition, each member of the credit committee of the Bank’s Board who is not an employee of the Bank receives a fee of $500 for each credit committee meeting that he attends.

Equity Compensation

We have established a long-term incentive plan in which non-employee directors of the Company and the Bank are eligible to participate. In 2006, each of our non-employee directors received a grant of 2,250 shares of restricted stock pursuant to the Company’s 2006 Long-Term Incentive Plan. Additionally, Mr. Ranieri, our Chairman of the Board, received 15,000 shares of restricted stock of the Company pursuant to the Company’s 2006 Long-Term Incentive Plan as an annual retainer for his service as Chairman of the Board. These shares of restricted stock vest and the restrictions thereon lapse on the earlier of June 30, 2016 or retirement from the board at or after age 65.

The following table contains information concerning the compensation of the directors of the Company for the last completed fiscal year.

Director Compensation
for Fiscal 2006

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards(1)(2)	Award(3)	Compensation	Earnings	Compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)

Lewis S. Ranieri	32,500	292,050	28,503	—	—	—		353,053
Lawrence Chimerine, Ph.D.	49,500	43,808	40,573	—	—	3,418	(4)	137,299
David M. Golush	45,500	43,808	26,550	—	—	2,806	(4)	118,664
James A. Howard, C.P.A.	66,000	43,808	39,223	—	—	—		149,031
Alan E. Master	61,000	43,808	40,573	—	—	—		145,381
Robert A. Perro	26,500	43,808	20,663	—	—	—		90,971
William B. Rhodes	31,500	43,808	40,573	—	—	—		115,881
John B. Selman	37,500	43,808	40,573	—	—	—		121,881

(1)	The aggregate number of stock awards outstanding at December 31, 2006 were 15,000 for Mr. Ranieri, 2,250 for Dr. Chimerine, 2,250 for Mr. Golush, 2,250 for Mr. Howard, 2,250 for Mr. Master, 2,250 for Mr. Perro, 2,250 for Mr. Rhodes and 2,250 for Mr. Selman.

(2)	Based on $19.47, the fair value on the grant date, August 21, 2006, computed in accordance with FAS 123(R).

(3)	Reflects the dollar amount recognized for financial statement reporting purposes after the year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 2004 Long-Term Incentive Plan and for awards granted prior to 2006. No stock options were awarded to directors in the last fiscal year. The aggregate number of option awards outstanding at December 31, 2006 were 48,000 for Mr. Ranieri, 28,000 for Dr. Chimerine, 25,000 for Mr. Golush, 25,000 for Mr. Howard, 28,000 for Mr. Master, 28,000 for Mr. Perro, 28,000 for Mr. Rhodes and 28,000 for Mr. Selman.

(4)	Represents deferred compensation interest. For more discussion see the caption entitled “Compensation Discussion and Analysis — Elements of Our Compensation — Retirement Benefits.”

Prior to November 4, 2005, we had a consulting agreement with and granted an irrevocable option to purchase 570,000 shares of our common stock to a company controlled by Mr. Ranieri. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our Named Executive Officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Commission.

Members of the Compensation Committee

Lawrence Chimerine, Ph.D., Chair
Alan E. Master
William B. Rhodes
March 26, 2007

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Related Party Transactions.  The Company’s Board of Directors has adopted a written policy that requires that related party transactions be pre-approved by the Company’s Board of Directors. In making a determination to approve a related party transaction the Board of Directors will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Ranieri & Co., Inc.  We were a party to a nonexclusive consulting agreement with Ranieri & Co., Inc., or Ranieri & Co., a company controlled by Mr. Ranieri, dated November 4, 2002 that expired November 4, 2005. Pursuant to the consulting agreement, Ranieri & Co. provided, among other services, strategic planning advice and guidance, asset and liability management advice, and other strategic advice. In exchange for such services, Ranieri & Co. received a fee of $500,000 per year. Ranieri & Co. also was originally granted a ten-year, irrevocable option to purchase an aggregate of 570,000 shares of our common stock exercisable at $10.00 per share, which became exercisable in full as a result of the completion of our initial public offering. We granted this option to Ranieri & Co. under a stock option agreement, dated as of November 4, 2002, in partial consideration for the services to be provided by Ranieri & Co. to us under the consulting agreement.

The stock option agreement provides that the option may be exercised in whole or in part at any time during the ten-year period beginning on the date of the agreement, by sending us a written notice to that effect. Any purchase of shares under the option is subject to compliance with the applicable regulations of the Commission, the Texas Department of Savings and Mortgage Lending, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation and the receipt of any applicable regulatory approvals. The type and number of shares or securities subject to the option, and the exercise price, are subject to adjustment in the event of any change in our common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction. The stock option agreement provides that the option may not be sold, transferred, pledged or hypothecated unless we have been supplied with evidence reasonably satisfactory to us that such disposition is not in violation of the Securities Act. In addition, the option and the right to purchase the underlying shares may be transferred only to one or more persons, each of whom on the date of transfer is an employee, officer, director, member, partner, stockholder or other equity interest holder of the option holder or its “affiliates” (defined to mean any person or entity who controls, is controlled by, or is under common control with, the holder). Upon any such transfer, the transferee will be entitled to all of the benefits, and subject to all of the limitations, of Ranieri & Co., as the original holder of the option, and will be treated for all purposes as such original holder.

On June 10, 2003, Ranieri & Co. transferred 552,900 of its options to certain equity holders and employees of Ranieri & Co. and Hyperion BK2 Ventures L.P., or Hyperion Ventures, which was controlled by Mr. Ranieri, and certain of our directors and officers, at a price of $1.52 per option share. See “Ownership of Common Stock” above. Following these transfers by Ranieri & Co., we entered into new option agreements with each of the transferees of the options with substantially the same terms as the Ranieri & Co. stock option agreement.

The consulting agreement, as amended by letter agreement dated December 15, 2003, required that Ranieri & Co. perform its services in conformity with the highest business, trade and professional standards and utilizing the degree of skill, care and supervision necessary to ensure that services are performed in a timely fashion and in accordance with the professional standards customary in the industry.

Loans.  Since the beginning of the last fiscal year, certain of the Company’s executive officers and members of their immediate family have been indebted to the bank under mortgage loans made in the ordinary course of business. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with unaffiliated persons and do not involve more than normal risk of collectibility for credit transactions or present other unfavorable features.

Directors and Officers.  Mr. Perro is the Chief Financial Officer of Hyperion Partners II, L.P., an entity owned by Mr. Ranieri, our Chairman. Mr. Perro is also a Vice President of Hyperion Partners II, L.P.’s controlling entity and an officer and/or director of various holding companies owned by Hyperion Partners II, L.P. or Mr. Ranieri. Kristina Dillon, our Vice President — Administration, is the daughter of Mr. Nocella.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Commission. Based on our records and other information, and except as provided below, we believe that all Section 16(a) Commission filing requirements applicable to our directors and executive officers for fiscal 2006 were timely met. During fiscal 2006, each of Messrs. Golush, Nocella and McCann was late in filing a Form 4 relating to the purchase of our Series A Non-Cumulative Perpetual Preferred Stock. Additionally, each of Messrs. Selman and Cooper was late in filing Form 4’s relating to a sale of stock and grant of restricted stock, respectively.

ITEM 1 — ELECTION OF CLASS I DIRECTORS

Directors to be Elected at the Meeting

Our Certificate of Incorporation and Bylaws provide that our Board of Directors be divided into three classes, each serving for staggered three-year terms. Class I directors will be elected at the 2007 annual meeting. Our Board’s nominees for Class I directorships are Lawrence Chimerine, Ph.D., James A. Howard and Anthony J. Nocella. The principal occupation and other information regarding the nominees for election at the 2007 annual meeting are set forth below. Information about the share ownership of the nominees can be found in “Ownership of Common Stock” above.

Lawrence Chimerine, Ph.D., 66, a director of the Company since April 2002, has served as President of his own economic consulting firm, Radnor International Consulting, Inc., since 1990. From 1993 to 2000, he was also the Managing Director and Chief Economist of the Economic Strategy Institute in Washington, D.C. From 1979 to 1987, Dr. Chimerine served as Chairman and CEO of Chase Econometrics and from 1987 to 1990 served as Chairman and CEO of the WEFA Group, both of which provide economic consulting services. He was the Manager of Economic Research for the IBM Corporation from 1965 to 1979, as well as the Senior Economic Advisor at Data Resources, a subsidiary of McGraw-Hill, Inc. from 1991 to 1994. He has served, and is currently serving, as a director of House of Taylor Jewelry, Inc., Dentalserv.com and Tonsberg Magnesium Group International and on the boards or advisory boards of several private corporations. Dr. Chimerine has served on several governmental advisory committees and has testified before major U.S. Congressional Committees. He has made numerous economic presentations to businesses and organizations throughout the United States and internationally and has made several guest appearances on various financial and business news telecasts. Dr. Chimerine received a B.S. in Mathematics from Brooklyn College and a Ph.D. in Economics from Brown University.

James A. Howard, C.P.A., 77, a director since March 2004, has for more than the past 19 years served as a Certified Public Accountant, a Certified Insurance Receiver, a Special Deputy Receiver for the Texas Department of Insurance, a Federal bankruptcy trustee and a consultant to businesses. Mr. Howard was a partner in the international accounting firm Touche Ross & Co. (the predecessor of Deloitte & Touche LLP) from 1969 to September 1985. While a partner there he accumulated 16 years audit and general services experience for financial institutions, including commercial banks, savings and loan companies and life insurance companies. He served for eight years as a member of the firm’s financial institutions industry committee. Upon his retirement from the accounting firm, he became a self-employed business consultant providing business planning, personal financial planning and management advisory services to financial institutions, among other entities. He also has served by court appointment as Federal bankruptcy trustee for a number of businesses, supervising the sale of assets by the bankrupt estate. From July 1988 to February 1998 he served as liquidating trustee of Nash Phillips/Copus, Inc., one of the largest residential homebuilders in the United States. From February 1991 through February 2004, he served by appointment of the Texas Department of Insurance as Special Deputy Receiver and since July 17, 2002 has served by court appointment as receiver for Tesher Corp. Mr. Howard is a Certified Public Accountant, a Certified Insurance Receiver, a charter member of the International Association of Insurance Receivers, a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants and a past member of the Board of Directors of the American Diabetes Association.

Anthony J. Nocella, 65, a director of the Company since April 2002, has served as our President since April 2002 and our Chief Executive Officer since July 2002. He has served as the Chairman, Chief Executive Officer and

President of the Bank since April 2002. Mr. Nocella was co-founder, Vice Chairman and Director of Bank United Corp. and was Chief Financial Officer of Bank United Corp. from its inception in 1988 until its merger with Washington Mutual in February 2001. He founded and managed commercial banking and financial markets (mortgage banking and capital markets), and was Chairman of the brokerage division of that bank. Mr. Nocella directed the issuance of the first commercial mortgage-backed bonds (REMIC), and the first single-family residential REMIC issued by Salomon Brothers and FNMA, and brought three companies public, Bank United Corp. (1996), PSFS (1983) and Humana, Inc., formerly American Medicorp, Inc. (1970). From 1988 to 1990, Mr. Nocella provided consulting services to Bank United Corp., as well as other financial institutions as President of Nocella Management Company, a firm that specialized in asset and liability management consulting for financial institutions. From 1981 to 1987, Mr. Nocella served as Executive Vice President and Chief Financial Officer of Meritor Financial Group, as well as President and founder of its commercial banking/financial markets arm, Meritor Financial Markets. During his 13 years at Meritor (1974 to 1987), he also served as President of PSFS Management Company, the holding company of The Philadelphia Saving Fund Society, the nation’s largest savings institution at the time. Mr. Nocella’s other positions have included Controller and Director of Financial Services for American Medicorp, Inc., Senior Managing Auditor and Consultant for KPMG Peat Marwick and adjunct professor of finance at St. Joseph’s University and Drexel University. Mr. Nocella, a Certified Public Accountant, received an undergraduate degree in accounting from LaSalle University and an M.B.A. in computer science and finance from Temple University. He also completed the Graduate Banking Financial Management Program of the Wharton School at the University of Pennsylvania. Mr. Nocella is a director and member of the Basel II Committee of the America’s Community Bankers, Past Chairman and a director of the Texas Bankers Association, and delegate and Past President and Key Member of the Financial Executives Institute. Mr. Nocella also serves on the National Association of Home Builders Mortgage Roundtable.

The Board recommends a vote FOR each of the nominees.

Directors Whose Terms Extend Beyond the Meeting

The principal occupation and other information regarding the directors whose terms of office will continue after the meeting are set forth below. Information about the share ownership of the directors whose terms extend beyond the meeting can be found in “Ownership of Common Stock” above.

Class II Directors — Terms Expiring in 2008

David M. Golush, 62, has been a director of the Company since April 2002, has been a private investor since February 2001. He was formerly associated with Ranieri & Co. from 1987 through 2000. Mr. Golush was a director of Bank United Corp. from its formation in 1988 until its merger with Washington Mutual, Inc. in February 2001. Prior to joining Ranieri & Co., Mr. Golush was employed by Salomon Brothers from 1972 to 1987 and was Vice President from 1975. From 1984 to 1987, he was Chief Administrative Officer of Salomon Brothers’ Mortgage and Real Estate Department. Prior to joining Salomon Brothers he held various positions in public accounting and private industry. Mr. Golush has been licensed as a certified public accountant in the State of New York since 1972. Mr. Golush received a B.B.A. from the University of Cincinnati. He is a member of the boards of the Jewish Federation of Central New Jersey, and The Center for Civic Responsibility.

Alan E. Master, 67, a director of the Company since April 2002, is a financial consultant, corporate director and a private investor. He began his career with Chemical Bank in 1961 as a commercial lending officer, became a regional Office Head and later served as President or senior executive in banks in Miami, Florida. In 1973, he joined Barnett Banks of Florida, Inc. as President and CEO of a major subsidiary and subsequently led the merger of five subsidiaries of Barnett. Other career positions have included President, CEO, Vice Chairman and Chief Financial Officer of United Americas Bank of New York, 1977 to 1979; Executive Vice President and Director of The Merchants Bank of New York, 1979 to 1983; President and CEO, Ensign Bank FSB, New York City, 1983 to 1990; director of Bank United Corp., Houston, Texas, 1995 to 2001; President and CEO, The Master Group, specializing in financial services consulting, 1991 to present. Since October 2005 Mr. Master has served as a Trustee of American Financial Realty Trust, an NYSE listed REIT, and served as a member of its Audit Committee and Compensation & Human Resources Committee. Mr. Master is also a former Director of Private Banking — USA,

Bank Hapoalim, New York City and the Private Clients Group of UBS Paine Webber, Inc., New York City. Mr. Master is a former Advisory Director of Beyond Guide, Inc., was a member of the Board of Trustees of the Hyperion Government Mortgage Trust II and is a former member of the Advisory Boards of Hyperion Partners, Hyperion Partners II and the Johnson Graduate School of Management, Cornell University. Mr. Master received a B.A. from Cornell University and completed all course work in finance and accounting in the M.B.A. program at the New York University Graduate School of Business Administration.

William B. Rhodes, 67, has served as a director of the Company since April 2002. For more than the past five years, Mr. Rhodes has been the Manager and General Partner of USA Frametek, Ltd., a company located in Round Rock, Texas, engaged in the business of manufacturing steel trusses for commercial and residential businesses. Mr. Rhodes has been a Board member of the Bank since 1998 and prior to joining the Board of the Bank was a director of Horizon Bancorp., Inc., in Austin, Texas.

Class III Directors — Terms Expiring in 2009

Lewis S. Ranieri, 60, is our Chairman and has been a director since we were founded in 2001. Mr. Ranieri is the prime originator and founder of the Hyperion private equity funds (“Hyperion”) and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., Inc., a private investment advisor and management corporation. He is also Chairman of American Financial Realty Trust, Capital Lease Funding, Inc., CA, Inc., and Chairman of Root Markets, Inc., an internet-based marketing company.

Prior to forming Hyperion, Mr. Ranieri had been Vice Chairman of Salomon Brothers, Inc. (“Salomon”). He is generally considered to be the “father” of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon’s leadership position in the mortgage-backed securities area, and also led the effort to obtain federal legislation to support and build the market. At Salomon, Mr. Ranieri had responsibility for the firm’s activities in the mortgage, real estate and government-guaranteed areas.

Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted in the National Housing Hall of Fame. He is also a recipient of the lifetime achievement award given by the Fixed Income Analysis Society, Inc. and was subsequently inducted into the FIASI Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios. In November 2004, BusinessWeek magazine named him one of “the greatest innovators of the past 75 years,” and in 2005, he received the Distinguished Industry Service Award by the American Securitization Forum.

Mr. Ranieri acts as a trustee or director of Environmental Defense and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.

Robert A. Perro, 54, a certified public accountant, has been a director of the Company since April 2002. He is the Chief Financial Officer of Hyperion Partners II L.P., a Vice President of the controlling entity, and an officer and/or director of various holding companies owned by Hyperion or Mr. Ranieri. In addition, he is Vice Chairman and a director of CardWorks, Inc., a company which specializes in the issuance and servicing of credit cards. He is also a director of Merrick Bank Corporation, a principal subsidiary of CardWorks, which is a Utah Industrial Bank whose principal business is the issuance of credit cards to the non-prime and unbanked sector. Mr. Perro was also a Managing Director, Vice President and Chief Financial Officer at Ranieri & Co., Inc. from 1993 through 2006. Prior to joining Ranieri & Co., Mr. Perro was a partner in a public accounting firm and then headed his own accounting firm. Mr. Perro holds a B.B.A. from Bernard Baruch College of the City University of New York and an M.S. in Taxation from C.W. Post College of Long Island University.

John B. Selman, 75, a director of the Company since April 2002, is an attorney with over 30 years of experience in banking. He was the Chairman of the Bank prior to our acquisition of it in 2002 and served as Chairman of the Board of Highland Lakes Bank and Lost Pines National Bank from 1981 to 1987. Mr. Selman is presently Chairman of the Board of Grand Mountain Bank, FSB, in Granby, Colorado. Mr. Selman has also been a director of several other central Texas financial institutions. Mr. Selman has been of counsel to Selman, Munson & Lerner P.C., a law firm in Austin, Texas, which concentrates in business transactions and regulatory bank law, since 1986, and from 1989 to 2000 was of counsel to Silver, Freedman & Taff, L.L.P., a Washington, D.C., law firm specializing in representing financial institutions. Mr. Selman is a graduate of the University of Texas at Austin with a business and law degree. He is a director of the Midwest Savings Conference and President of the Church Food Pantry in Austin. An active Catholic layman, Mr. Selman has been honored by the Catholic Church as a Knight of the Holy Sepulcher. The agreement pursuant to which we acquired the Bank requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Mr. Selman was initially elected to the Board of Directors pursuant to that requirement.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in 2006 are described under “Fees to Independent Auditors for 2006 and 2005” below. Additional information regarding the Audit Committee is provided in “Governance of the Company — Report of the Audit Committee” above.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board recommends a vote FOR ratification of the appointment of
Deloitte & Touche LLP as the Company’s independent auditors for 2007.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors for 2006 and 2005

The following table presents fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for 2006 and 2005 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for 2006 and 2005.

	2006	2005
	(In thousands)

Audit fees	$294	$264
Audit-related fees(1)	349	493
Tax fees	-0-	-0-
All other fees	-0-	-0-

Total	$643	$757

(1)	Audit-related fees include advisory services relating to the Sarbanes-Oxley Act of 2002.

All services performed for the Company by the independent auditor must be pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In determining whether to approve services to be performed by the independent auditor, the Audit Committee considers the independent auditor’s knowledge of the Company, the services to be performed and whether another company can provide similar services to the Company at comparable cost.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

In order for proposals submitted by stockholders to be included in the Company’s proxy statement and proxy relating to the Company’s annual meeting of stockholders for 2008, such proposals must be received by the Company at its principal executive office no later than December 5, 2007. In order for proposals submitted by stockholders (including proposals relating to any nomination for directors) to otherwise be brought before the Company’s annual meeting of stockholders for 2008, such proposals must be received by the Secretary of the Company at our principal executive offices, in the form required in the Company’s Bylaws, no earlier than November 5, 2007 and no later than February 3, 2008. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Commission relating to the exercise of discretionary voting authority.

OTHER INFORMATION

You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, please be sure your shares are represented at the meeting by following the instructions on the enclosed proxy card to vote your shares over the Internet, by telephone or by mailing a traditional proxy card.

By Order of the Board of Directors,

Darlene Tregre
Secretary

APPENDIX A

APPENDIX A — AMENDED COMPENSATION COMMITTEE CHARTER

CHARTER
OF THE
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS OF FRANKLIN BANK CORP.

I.	AUTHORITY AND COMPOSITION

The Committee is established pursuant to Section 2.11 of the Bylaws of Franklin Bank Corp. (the “Corporation”). Committee members are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. The Committee must consist of at least three Directors, each of whom shall meet the independence requirements of the NASDAQ (subject to any applicable transition periods permitted under the NASDAQ requirements) and any standards of independence as may be prescribed for purposes of any federal securities, tax or other laws relating to the Committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. The Committee Chairman shall be appointed by the Board.

The Committee may also appoint a Secretary, who need not be a Director, and may delegate to its Chairman such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law to be exercised by the whole Committee or by a subcommittee of at least two members.

II.	PURPOSES OF THE COMMITTEE

The Committee is appointed to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and executive officers. The Committee has overall responsibility for evaluating and approving the director and executive officer compensation plans, policies and programs of the Corporation.

The Committee is also responsible for producing the annual compensation committee report required to be included in the Corporation’s proxy statement pursuant to applicable federal securities rules and regulations, which report shall state whether:

a. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by applicable federal securities laws; and

b. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K or proxy statement on Schedule 14A.

As part of this process, the Committee will regularly evaluate the Compensation Philosophy that underlies the Committee’s compensation practices and programs.

III.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate, subject to compliance with applicable NASDAQ, federal securities, tax and other legal and self-regulatory requirements.

A. The Committee shall annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation. Although the Chief Executive Officer may comment on such goals and objectives, the Chief Executive Officer shall not be present during voting or deliberations with respect to the determination of the Chief Executive Officer’s compensation. In determining the intermediate and long-term incentive components of Chief Executive Officer compensation, the

Committee will consider appropriate factors, such as the Corporation’s performance and relative shareholder return, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years.

B. The Committee shall periodically review the compensation of the Corporation’s other executive officers, taking into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers, and shall set the compensation levels of such officers based on this review. The Committee shall be entitled to consider the recommendations of the Chief Executive Officer in connection with the foregoing. The Committee will also provide general oversight of the Corporation’s compensation and benefits plans, policies and programs that pertain to employees other than executive officers.

C. The Committee shall review with the Chief Executive Officer and any other officer or member of management, as appropriate, the material criteria used by the Chief Executive Officer and management in evaluating employee performance throughout the organization and in establishing appropriate compensation, retention, incentive, severance and benefit policies and programs.

D. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

E. The Committee shall periodically review and make recommendations to the Board with respect to new and existing incentive-compensation plans and equity-based plans, including but not limited to the Franklin Bank Corp. 2006 Long-Term Incentive Plan, the Franklin Bank Corp. Key Employee Intermediate-Term Incentive Compensation Plan and he Franklin Bank Corp. 2004 Long-Term Incentive Plan, and shall periodically review and make recommendations to the Board with respect to the adoption of or material changes in material employee benefit, bonus, severance, retention and other compensation plans of the Corporation. As appropriate in connection with this process, the Committee shall seek appropriate assurances from internal or external advisors that all compensation and perquisites are appropriate, legally permissible and, where required, properly disclosed to the Corporation’s stockholders.

F. The Committee shall review any plans, policies or agreements relating to loans to any employees of the Corporation. This review shall include an assessment regarding legal compliance as well as an evaluation of the benefits and risks to the Corporation of maintaining such loans or programs.

G. The Committee shall review and assess on a periodic basis the Corporation’s compliance with laws and regulations relating to compensation and employee benefits, ERISA, labor laws, employment discrimination and other human resources matters.

H. The Committee shall review and assess on a periodic basis the Corporation’s guidelines regarding employee stock ownership and the Corporation’s policies and procedures governing compliance with applicable laws relating to employee ownership of securities of the Corporation.

I. The Committee shall review and assess on a periodic basis the Corporation’s policies and procedures relating to all 401(k) plans or similar plans maintained by the Corporation to purchase, sell or otherwise acquire or transfer any interest in the equity of the Corporation.

J. The Compensation Committee shall review and discuss with the Corporation’s management, and shall assist the Corporation’s management as appropriate in the preparation of, the Compensation’s Discussion and Analysis for inclusion in the Corporation’s annual report on Form 10-K or prosy statement on Schedule 14A.

K. The Committee shall perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive compensation plan, or by the Board of Directors.

The Committee shall:

(a) Report regularly to the Board on its activities;

(b) Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

(c) Have authority to obtain, at the expense of the Corporation, advice and assistance from internal or external legal, accounting or other advisors, however, no single member of the Committee may engage an adviser or consultant;

(d) Form and delegate authority to subcommittees of one or more Committee members when desired and appropriate;

(e) Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

(f) Annually review the Committee’s own performance.

IV.	GENERAL

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(a) One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

(c) Other committees of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

FRANKLIN BANK CORP.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

	TELEPHONE			INTERNET			MAIL

	1-866-475-8889			https://www.proxyvotepush.com/fbtx

•	Use any touch-tone telephone.		•	Go to the website address listed above.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple recorded instructions.		•	Follow the simple instructions that your computer screen.		•	Return your proxy card in the appear on postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

   1-866-475-8889
CALL TOLL-FREE TO VOTE
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Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

1.	ELECTION OF CLASS I DIRECTORS to serve until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

FOR all nominees listed below (except as listed to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	EXCEPTIONS*	☐
Nominees: Lawrence Chimerine, Ph.D., James A. Howard and Anthony J. Nocella
(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2007.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

	YES	NO
I plan to attend the Annual Meeting.	☐	☐

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Please date and sign below exactly as your name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here	Co-Owner sign here

P R O X Y
FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston Texas 77042
This Proxy is Solicited on Behalf of the Board of Directors
for use at the Annual Meeting of Stockholders on Thursday, May 10, 2007

The undersigned stockholder of Franklin Bank Corp. (the “Company”) hereby makes, constitutes and appoints Russell McCann and Darlene Tregre, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of the Company held of record by the undersigned as of March 26, 2007 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (local time) at the Hilton Houston Westchase Hotel, 9999 Westheimer Road, Houston, Texas, and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to the proposals described in the Proxy Statement and the Notice of Annual Meeting of Stockholders both dated April 10, 2007, timely receipt of which is acknowledged.
(Continued and to be signed on the reverse side)
FRANKLIN BANK CORP.
P.O. BOX 11102
NEW YORK, N.Y. 10203-0102